UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                       ______________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                       ______________________________

       Date of report (Date of earliest event reported): July 11, 2005


                    WESTBOROUGH FINANCIAL SERVICES, INC.
           (Exact name of registrant as specified in its charter)


Massachusetts                       000-27997               04-3504121
(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)         Identification No.)

                  100 E. Main Street, Westborough, MA 01581
             (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: (508) 366-4111

                               Not Applicable
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01   Other Events.

On October 14, 2004, a suit was filed in the Worcester Superior Court of the Commonwealth of Massachusetts by Evelyn G. Birnie against Christos Kyriazis and Tierre Verde Specialty Market, Inc., defendants, and Bank of America, N.A., trustee. An amended complaint filed on July 1, 2005 by James L. Birnie, Executor of the Estate of Evelyn G. Birnie, named Westborough Bank (the "Bank") as an additional defendant. The Bank is the wholly-owned subsidiary of Westborough Financial Services, Inc. (the "Registrant"). On July 11, 2005, the Bank received a summons related to the suit.

The amended suit alleges a fraudulent scheme by a former Bank employee and defendant Kyriazis against Evelyn G. Birnie, a former customer of the Bank, and asserts claims for breach of contract, breach of fiduciary duty, conversion, negligence and unfair and deceptive acts by persons engaged in trade or commerce. The amended suit alleges losses approximating $1,100,000 and seeks an unspecified amount in damages from the Bank. The amended suit also seeks the imposition of a constructive trust on the defendants, and an accounting by the defendants, as to all of plaintiff's funds which have come into their possession.

The Bank intends to vigorously defend the suit.


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WESTBOROUGH FINANCIAL SERVICES, INC.


                                       By:     /s/ John L. Casagrande
                                               ----------------------------
                                       Name:   John L. Casagrande
                                       Title:  Senior Vice President and
                                               Treasurer

Date: July 21, 2005


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